                                                                    Exhibit 3.36

                           ARTICLES OF INCORPORATION

Michigan Department of Commerce
Corporation and Securities Bureau
Corporation Division
State of Michigan

     The undersigned person does hereby adopt the following Articles of Incorporation for the purpose of forming a corporation for profit pursuant to the provisions of Business Corporation Act of the State of Michigan, Act 284, P.A. 1972.

     FIRST: The name of the corporation (hereinafter referred to as the
     -----
"corporation") is FAIRLANE WILSONS, INC.

     SECOND: The purposes of the corporation , which shall be in addition to the
     ------
authority of the corporation to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act, are as follows:

          To buy, sell and generally deal in and with (at wholesale, retail or both) men's, women's and children's clothing, shoes, jewelry, belts, pocketbooks, and other accessories and wearing apparel of every kind and description.

          To have, in furtherance of the corporate purposes, all of the powers conferred upon corporations organized under the Business Corporation Act.

     THIRD:  The aggregate number of shares which the corporation shall have
     -----
authority to issue is one hundred, all of which are without par value and are of the same class and are to be Common shares.

     FOURTH:  The street and mailing address of the initial registered office of
     ------
the corporation in the State of Michigan is c/o United States Corporation Company, 501 South Capitol Avenue, Suite 305, City of Lansing 48933, County of Ingham.

     The name of the initial resident agent of the corporation at the aforesaid address is United States Corporation Company.

     FIFTH:  The name and address of the incorporator of the corporation are as
     -----
follows:

          Name                              Address
          ----                              -------

          Athena Togias                     15 Columbus Circle
                                            New York, NY  10023-7773

     SIXTH:  The duration of the corporation shall be perpetual.
     -----

     SEVENTH: When a compromise or arrangement or a plan of reorganization of
     -------
the corporation is proposed between the corporation and its creditors or any class of them or between the corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of the corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of the corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on the corporation.

     EIGHTH: Any action required or permitted by the Business Corporation
     ------
Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted.

     NINTH:  The personal liability of the directors of the corporation is
     -----
eliminated to the fullest extent permitted by the provisions of Section 209(c) of the Business Corporation Act, as the same may be amended and supplemented.

     TENTH: The corporation shall, to the fullest extent permitted by
     -----
Section 261 and Sections 561 and 569, inclusive, of the Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said sections from and against any and all of the expenses, liabilities, or other matters referred to or covered by said sections, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity, and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. In the event that these Articles of Incorporation or any amendment thereof shall delegate to a shareholder or shareholders or a person or persons any part or all of the management of the corporation pursuant to the provisions of Section 463 of the Business Corporation Act, any such shareholder or shareholders or any such person or persons shall be entitled to the same right of indemnification as a director of the corporation.

Signed on August 20, 1991

       Signature of Incorporator:        /s/  Athena Togias
                                        ----------------------------------------

                           [CSC Networks Letterhead]

                               February 6, 1996

Ms. Ann Baker
Michigan Department of Commerce
Corporation & Securities Bureau
6546 Mercantile Way
Lansing, MI 48911

RE:  Change of Registered Office Address

Dear Ms. Baker:

     This letter is to certify that United States Corporation Company has changed its address in Michigan from: 501 South Capitol Avenue, Lansing, Michigan 48933 to:

                                601 Abbott Road
                                East Lansing, MI 48823

     We are notifying all of the active corporations for which United States Corporation Company acts as resident agent of this change of address. We would appreciate it if you would update your records.

     We have previously sent you a check in the amount of $2,625 to cover the filing fee for the 525 corporations for which your records indicated that United States Corporation Company acts as agent.

     Please provide us with an alphabetical listing of the names of all the corporations and limited liability companies for which the registered office has been changed and the date the change was filed.

     Your kind assistance in this matter is greatly appreciated.

                                         UNITED STATES CORPORATION COMPANY


                                             /s/ William G. Popeo
                                             -----------------------------------
                                             William G. Popeo
                                             Vice President

STATE OF N.Y.
COUNTY OF N.Y.
Sworn before me this 6th day of February 1996

/s/ Frances Damiano
Notary Public, State of New York

                             CERTIFICATE OF MERGER

                                      OF

                         BIRCHWOOD MALL WILSONS, INC.
                            BRIARWOOD WILSONS, INC.
                             BURTON WILSONS, INC.
                        EASTLAND (MICH.) WILSONS, INC.
                     FASHION SQUARE-SAGINAW WILSONS, INC.
                         GENESEE VALLEY WILSONS, INC.
                          GRAND RAPIDS WILSONS, INC.
                         GRAND TRAVERSE WILSONS, INC.
                         LAKEVIEW SQUARE WILSONS, INC.
                          LANSING MALL WILSONS, INC.
                          MIDLAND MALL WILSONS, INC.
                             PORTAGE WILSONS, INC.
                         TAYLOR TOWNSHIP WILSONS, INC.
                        TWELVE OAKS TANNERY WEST, INC.
                          WAYNE COUNTY WILSONS, INC.
                                      AND
                        WESTLAND-DETROIT WILSONS, INC.

                                 WITH AND INTO

                            FAIRLANE WILSONS, INC.


     (1) The names of the constituent corporations in the merger herein provided for (the "Merger") are BIRCHWOOD MALL WILSONS, INC., BRIARWOOD WILSONS, INC., BURTON WILSONS, INC., EASTLAND (MICH.) WILSONS, INC., FASHION SQUARE-SAGINAW WILSONS, INC., GENESEE VALLEY WILSONS, INC., GRAND RAPIDS WILSONS, INC., GRAND TRAVERSE WILSONS, INC., LAKEVIEW SQUARE WILSONS, INC., LANSING MALL WILSONS, INC., MIDLAND MALL WILSONS, INC., PORTAGE WILSONS, INC., TAYLOR TOWNSHIP WILSONS, INC., TWELVE OAKS TANNERY WEST, INC., WAYNE COUNTY WILSONS, INC. and WESTLAND-DETROIT WILSONS, INC., all Michigan corporations (the "Terminating Corporations"), and FAIRLANE WILSONS, INC., a Michigan corporation ("Fairlane Wilsons").

     (2) Fairlane Wilsons, the full name of which is set forth in paragraph 1 above, shall be the surviving corporation following the Merger (the "Surviving Corporation").

     (3) As specified in the Plan of Merger pursuant to which the terms and conditions of the Merger are set forth (the "Plan of Merger"), each of the Terminating Corporations has (and at the time of shareholder approval of the Plan of Merger had) 100 shares of capital stock outstanding, all of which are of one class designated as Common Stock, no par value, and all of which were entitled to vote on the Plan of Merger as a single class. Such number of outstanding shares is not subject to change prior to the effectiveness of the Merger.

     (4) As specified in the Plan of Merger, Fairlane Wilsons has (and at the time of shareholder approval of the Plan of Merger had) 100 shares of capital stock outstanding, all of which are of a single class designated as Common Stock, no par value, and all of which were entitled to vote on the Plan of Merger as a single class. Such number of outstanding shares is not subject to change prior to the effectiveness of the Merger.

     (5) The Plan of Merger provides that the Articles of Incorporation and By-Laws of Fairlane Wilsons in effect immediately prior to the effectiveness of the Merger, by virtue of the Merger and without further action by the shareholders or directors of the Terminating Corporations or Fairlane Wilsons, shall continue as, and shall be deemed to be, the Articles of Incorporation and By-Laws of the Surviving Corporation until amended in accordance with the laws of the State of Michigan, except that, upon the effectiveness of the Merger, Article First of said Articles of Incorporation shall be deemed to be amended to read in its entirety as follows:

          "FIRST:  The name of the corporation (hereinafter referred to as the
           -----
          "corporation") is Wilsons Leather of Michigan Inc."

     (6) The Plan of Merger provides that, upon the effectiveness of the Merger, all of the outstanding shares of capital stock of the Terminating Corporations shall be canceled, no shares of the Surviving Corporation, cash or other consideration shall be issued in exchange therefor or upon cancellation thereof, and each share of capital stock of Fairlane Wilsons shall remain outstanding as capital stock of the Surviving Corporation and shall not be converted or exchanged or in any way modified as a result of the Merger.

     (7) The Plan of Merger has been adopted by the Board of Directors of each of the Terminating Corporations and Fairlane Wilsons in accordance with Section
450.1701 of the Business Corporation Act of the State of Michigan.

     (8) The Plan of Merger was approved by the sole shareholder of each of the Terminating Corporations and Fairlane Wilsons in accordance with Section 450.1703a of the Business Corporation Act of the State of Michigan.

     (9) The Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any shareholder of any of the Terminating Corporations or Fairlane Wilsons.

     (10) The effective time and date of the Merger shall be the close of business on August 3, 1996.

Executed on July 19, 1996

                                   BIRCHWOOD MALL WILSONS, INC.
                                   BRIARWOOD WILSONS, INC.
                                   BURTON WILSONS, INC.
                                   EASTLAND (MICH.) WILSONS, INC.
                                   FASHION SQUARE-SAGINAW
                                     WILSONS, INC.
                                   GENESEE VALLEY WILSONS, INC.
                                   GRAND RAPIDS WILSONS, INC.
                                   GRAND TRAVERSE WILSONS, INC.
                                   LAKEVIEW SQUARE WILSONS, INC.
                                   LANSING MALL WILSONS, INC.
                                   MIDLAND MALL WILSONS, INC.
                                   PORTAGE WILSONS, INC.
                                   TAYLOR TOWNSHIP WILSONS, INC.
                                   TWELVE OAKS TANNERY WEST, INC.
                                   WAYNE COUNTY WILSONS, INC.
                                   WESTLAND-DETROIT WILSONS, INC.


                                   By:  /s/  David L. Rogers
                                       -----------------------------------------
                                   Name:  David L. Rogers
                                   Title: President of Each


                                   FAIRLANE WILSONS, INC.


                                   By:  /s/  David L. Rogers
                                       -----------------------------------------
                                   Name:  David L. Rogers
                                   Title: President